Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.1

LML 2018 wAREHOUSE spv, LLC	TESLA 2014 WAREHOUSE SPV LLC
3500 Deer Creek Palo Alto, CA 94304	3500 Deer Creek Palo Alto, CA 94304

August 14, 2020

Lenders under the Loan Agreement

referred to below

Ladies and Gentlemen:

Reference is made to (i) the Loan and Security Agreement, dated as of December 27, 2018 (as amended, restated or otherwise modified prior to the date hereof, the “2018 Loan Agreement”), among LML 2018 Warehouse SPV, LLC (the “2018 Borrower”), as borrower, Tesla Finance LLC (“TFL”), Deutsche Bank Trust Company Americas, as paying agent, Deutsche Bank AG, New York Branch (“DBNY”), as administrative agent, the lenders parties thereto from time to time and the agents parties thereto from time to time and (ii) the Amended and Restated Loan and Security Agreement, dated as of August 17, 2017 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “2014 Loan Agreement” and together with the 2018 Loan Agreement, the “Loan Agreements”), among Tesla 2014 Warehouse SPV LLC, a Delaware limited liability company (the “2014 Borrower” and together with the 2018 Borrower, the “Borrowers”), TFL, the Lenders and Group Agents from time to time party thereto, Deutsche Bank Trust Company Americas, as paying agent, and DBNY, as administrative agent.  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the 2018 Loan Agreement and/or the 2014 Loan Agreement, as the context requires.

1.Reallocation of Maximum Facility Limit.

On December 31, 2019, the Recommenced TFL Borrowing Date occurred.  Pursuant to Section 2.12(b) of the 2018 Loan Agreement, on each Payment Date after the Recommenced TFL Borrowing Date, any excess of the 2018 Facility Limit over the aggregate principal amount was automatically reallocated from the 2018 Facility Limit to the TFL Facility Limit.

On August 5, 2020, TFL provided notice to the Administrative Agent and the TFL Administrative Agent, requesting a reallocation of $180,046,836.92, of the Maximum Facility Limit from the 2018 Facility Limit to the TFL Facility Limit, such that the TFL Facility Limit would be $1,100,000,000 and the Facility Limit would be $0 on the date hereof (the “Maximum Facility Limit Reallocation Date”).

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

2.Single Month Maturity Limit.

Due to the recent Securitization Take-Out, which occurred on August 5, 2020, on the next date of deterimation, the aggregate Base Residual Value of all Warehouse SUBI Leases that are Eligible Leases scheduled to reach their Lease Maturity Date in any one (1) month will be greater than [***].

3.Six Month Maturity Limit.

Due to the recent Securitization Take-Out, on the next date of deterimation, the aggregate Base Residual Value of all Warehouse SUBI Leases that are Eligible Leases scheduled to reach their Lease Maturity Date in any 6 consecutive months will be greater than [***].

4.Scheduled Expiration Date.

While the process for the extension of the Scheduled Expiration Date for the 2014 Loan Agreement is underway, the parties acknowledge the renewal process will not be completed prior to the Scheduled Expiration Date and therefore agree to delay the Scheduled Expiration Date for the 2014 Loan Agreement to August 28, 2020.

5.Consent.

The Borrowers hereby request that the Group Agents under the Loan Agrements, on behalf of the Lenders of their Group under each of the Loan Agreements, consent to, as applicable:

(a)(i) the reallocation of $180,046,836.92 of the Maximum Facility Limit from the 2018 Facility Limit to the TFL Facility Limit on the Maximum Facility Limit Reallocation Date as required under Section 2.12(a)(iv) and (ii) the waiver of the requirement that the Maximum Facility Limit Reallocation Date be at least 10 Business Days after the date of the Maximum Facility Limit Reallocation Notice;

(b)the Single Month Maturity Limit not applying during the period beginning on the applicable Securitization Take-Out Date and ending on August 28, 2020;

(c)the Six Month Maturity Limit not applying during the period beginning on the applicable Securitization Take-Out Date and ending on August 28, 2020;

(d)the Scheduled Expiration Date occurring on August 28, 2020.

Please indicate your consent to the foregoing by countersigning this letter. The foregoing consent and agreement shall become effective (the date of such effectiveness, the “Consent Effective Date”) upon receipt by the Borrowers of this letter countersigned by all the Group Agents under the Loan Agreements.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

6.Representations and Warranties.

Each of the 2018 Borrower and 2014 Borrower hereby confirm that each of the representations and warranties made by it in the applicable Loan Agreement is true and correct in all material respects on and as of the date hereof (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects). Each of the 2018 Borrower and 2014 Borrower represent and warrant that, as of the date hereof, no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will result after giving effect to the occurrence of the Consent Effective Date.

7.Miscellaneous.

Except as expressly set forth herein, this letter shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the applicable Loan Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the applicable Loan Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the applicable Loan Agreement or any other Transaction Document in similar or different circumstances.

This letter agreement shall constitute a Transaction Document for purposes of the applicable Loan Agreement and the Transaction Documents. This letter agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York.

This letter agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This letter agreement may be delivered by facsimile or other electronic transmission of the relevant signature pages hereof.

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Very truly yours, LML 2018 WAREHOUSE SPV, LLC

By:	/s/ Jeffrey Munson
Name:	Jeffrey Munson
Title:	President

TESLA 2014 WAREHOUSE SPV LLC

By:	/s/ Jeffrey Munson
Name:	Jeffrey Munson
Title:	President

[Signature Page- Letter]

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Consented and agreed to as of
the date first above written:

Deutsche Bank AG, New York Branch, as Administrative Agent, as Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/ Katherine Bologna
Name:	Katherine Bologna
Title:	MD

By:	/s/ Maureen Farley
Name:	Maureen Farley
Title:	Director

[Signature Page- Letter]

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Consented and agreed to as of
the date first above written:

CITIBANK, N.A., as a Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/ Brian Chin
Name:	Brian Chin
Title:	Vice President

[Signature Page- Letter]

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Consented and agreed to as of
the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/Brian Grushkin
Name:	Brian Grushkin
Title:	Director

[Signature Page- Letter]

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Consented and agreed to as of
the date first above written:

CREDIT SUISSE AG, NEW YORK BRANCH, as a Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/ Kevin Quinn
Name:	Kevin Quinn
Title:	Vice President

By:	/s/ Jason Ruchelsman
Name:	Jason Ruchelsman
Title:	Director

[Signature Page- Letter]

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Consented and agreed to as of
the date first above written:

BARCLAYS BANK PLC, as a Group Agent under the 2018 Loan Agreement and the 2014 Loan Agreement

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Director

[Signature Page- Letter]